Exhibit (h)(6)(i)

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”), dated as of July 29, 2016 (the “Effective Date”), is by and among (i) the entities listed on Schedule I (the “Borrowers”), each of which is executing this Agreement on behalf of its respective underlying series, accounts or portfolios set forth beneath such Borrower’s name on Schedule I (each such series, account or portfolio, individually, a “Fund” and, collectively, the “Funds”), and (ii) THE NORTHERN TRUST COMPANY (the “Lender”).

RECITALS:

A. The Lender and the Borrowers, on behalf of the Funds, have entered into a Credit Agreement as of July 31, 2016 (as amended, restated, supplemented or otherwise modified, the “Agreement”).

B. The Lender and the Borrowers, on behalf of the Funds, desire to amend the Agreement to extend the maturity date thereunder.

NOW, THEREFORE, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. AMENDMENT.

2.1 Maturity Date. The definition of “Maturity Date” appearing in Section 1.01 of the Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereof the following:

“Maturity Date” means October 27, 2016.

3. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Amendment, each Borrower represents and warrants, with respect only to itself and each Fund which is a series of such Borrower, that on and as of the date hereof with respect to the applicable Fund as follows:

3.1 Representations and Warranties. The representations and warranties in the Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment.

3.2 Authorization. This Amendment is within such Borrower’s powers, has been duly authorized, and does not conflict with any of such Borrower’s or any Fund’s Organization Documents.

3.3 No Conflict. This Amendment does not conflict with any law, agreement, or obligation by which such Borrower or any Fund is bound.

3.4 Validity and Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of such Borrower (on behalf of itself and each of its Funds), enforceable against each Borrower (and each such Fund) in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

4. CONDITIONS PRECEDENT. The amendment contemplated by Section 2 hereof is subject to the satisfaction of each of the following conditions precedent:

4.1 Documentation. Each Borrower shall have delivered to the Lender each of the following, each of which shall be originals or facsimile or email transmissions (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of such Borrower, if applicable, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Lender:

4.1.1 fully executed counterparts of this Amendment, sufficient in number for distribution to the Lender and the Borrowers; and

4.1.5 such other assurances, certificates, documents, consents or opinions as the Lender reasonably may request in writing to the Borrower.

4.2 No Default. As of the date of this Amendment, no Event of Default or Default shall have occurred and be continuing.

4.3 Representations and Warranties. As of the date of this Amendment, the representations and warranties of the Borrowers set forth in Article V of the Agreement and in Section 3 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

4.4 Fees and Expenses. The Lender shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of pocket expenses required to be reimbursed or paid by the Borrowers under the Agreement.

5. EFFECT OF THIS AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8. SUCCESSORS. This Amendment shall be binding upon the Borrowers and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lender and the successors and assigns of the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

Each Borrower listed on Schedule I, on behalf of itself and the Funds set forth beneath such Borrower’s name on Schedule I

By:	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo
Title: President and Chief Executive Officer

THE NORTHERN TRUST COMPANY

By:	/s/ Nathalie A. Houde
Name: Nathalie A. Houde
Title: Senior Vice President

SCHEDULE I

BORROWERS & FUNDS*

(Amended effective as of July 29, 2016)

ALLIANZ FUNDS

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Focused Growth Fund

AllianzGI Global Natural Resources Fund

AllianzGI Global Small-Cap Fund

AllianzGI Health Sciences Fund

AllianzGI Income & Growth Fund

AllianzGI Mid-Cap Fund

AllianzGI NFJ Dividend Value Fund

AllianzGI NFJ International Value Fund

AllianzGI NFJ Large-Cap Value Fund

AllianzGI NFJ Mid-Cap Value Fund

AllianzGI NFJ Small-Cap Value Fund

AllianzGI Small-Cap Blend Fund

AllianzGI Technology Fund

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

AllianzGI Global Small-Cap Opportunities Portfolio

ALLIANZ FUNDS MULTI-STRATEGY TRUST

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI Convertible Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global Megatrends Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

*	Borrowers are designated in upper case bold type face; each Fund that is a series, account or portfolio is listed below the name of the Borrower that acts on such Fund’s behalf.

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi-Asset Real Return Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ Global Dividend Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI NFJ International Value II Fund

AllianzGI Retirement 2015 Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Retirement Income Fund

AllianzGI Short Duration High Income Fund

AllianzGI Structured Return Fund

AllianzGI U.S. Equity Hedged Fund

AllianzGI U.S. Small-Cap Growth Fund

AllianzGI Ultra Micro Cap Fund

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